Capital Southwest
Patient Capital For Exceptional Businesses®

CAPITAL SOUTHWEST CORPORATION APPROVES THE SALE OF ENCORE WIRE SHARES HELD BY SUBSIDIARY AND DECLARES CAPITAL GAIN DIVIDEND TO SHAREHOLDERS

DALLAS – May 14, 2012 – The Board of Directors (the "Board") of Capital Southwest Corporation (NASDAQ: CSWC) today announced the sale of 2,774,250 shares of common stock in Encore Wire Corporation (NASDAQ: WIRE) held by its subsidiary, Capital Southwest Venture Corporation to Encore. The aggregate sale price was $66,637,485, based on a price of $24.02 per share. Capital Southwest Corporation (the "Company") continues to hold its 1,312,500 shares of common stock in Encore Wire Corporation.

The sale will generate a capital gain of $66,037,485, after deducting the cost basis of $600,000, or $17.59 per share, based on the 3,754,538 currently issued and outstanding shares of Capital Southwest Corporation.

The Board has approved the distribution of the entire capital gain proceeds directly to its shareholders. Therefore, the Board has declared a cash dividend in the amount of $17.59 per share of common stock. The dividend is payable on June 8, 2012 to shareholders of record on May 24, 2012. This distribution represents the largest single distribution the Company has made to shareholders in its 51 year history.

As a regulated investment company, the Company has the option to retain the capital gain proceeds, pay the related taxes and pass along a tax credit to its shareholders or distribute the capital gain proceeds to its shareholders, who will then pay the related taxes. It is anticipated that the dividend will be taxable as a long-term capital gain dividend to Capital Southwest shareholders.

About Capital Southwest Corporation

Capital Southwest is a publicly owned business development company investing in exceptional businesses and providing services to help them grow and prosper. Founded in 1961, we operate with a refreshingly different mindset: we have no exit deadlines; instead, we have the patience and flexibility to hold investments indefinitely enabling companies to achieve their potential. Visit our website at www.CapitalSouthwest.com to learn about our investment criteria and how our capital can accelerate your company's growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the Company's subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements. This release may also contain non-GAAP financial measures. These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management's opinion. Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact: **Gary L. Martin or Tracy L. Morris**
972-233-8242

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